EXHIBIT 99.2

FINAL TRANSCRIPT

Conference Call Transcript

STFC - Q3 2007 State Auto Financial Earnings Conference Call

Event Date/Time: Oct. 23. 2007 / 10:00AM ET

Thomson StreetEvents	www.streetevents.com	Contact Us	9

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Oct. 23. 2007 / 10:00AM ET, STFC - Q3 2007 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Terry Bowshier

State Auto Financial Corporation - Director IR

Bob Restrepo

State Auto Financial Corporation - Chairman, President, CEO

Matt Mrozek

State Auto Financial Corporation - Corporate Actuary

Steve English

State Auto Financial Corporation - VP, CFO

CONFERENCE CALL PARTICIPANTS

Chuck Hamilton

FTN Midwest Securities - Analyst

Mike Grasher

Piper Jaffray - Analyst

Beth Malone

KeyBanc Capital Markets - Analyst

Blake Phillips

FPK CCW - Analyst

Meyer Shields

Stifel Nicolaus - Analyst

Larry Greenberg

Langen McAlenney - Analyst

Heather Hunt

Citigroup - Analyst

Paul Newsome

A.G. Edwards - Analyst

Matt Rohrmann

KBW - Analyst

PRESENTATION

Operator

Welcome to the State Auto Financial third-quarter earnings conference call. At this time, all participants are in a listen-only mode. After the presentation, we will conduct a question-and-answer session. (OPERATOR INSTRUCTIONS) Today’s conference is being recorded. If you have any objections you may disconnect at this time.

Now I will turn the call over to Mr. Terry Bowshier, Director of Investor Relations of State Auto Financial Corporation. Sir, you may begin.

Terry Bowshier - State Auto Financial Corporation - Director IR

Thank you, Patrice. Good morning and welcome to State Auto Financial Corporation’s third-quarter 2007 earnings conference call. Today I am joined by several members of STFC’s senior management team — our Chairman, President, and CEO, Bob Restrepo; Chief Financial Officer, Steve English; Chief Investment Officer, Jim Duemey; Corporate Actuary, Matt Mrozek; and our Chief Accounting Officer and Treasurer, Cindy Powell.

Thomson StreetEvents	www.streetevents.com	Contact Us	10

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Oct. 23. 2007 / 10:00AM ET, STFC - Q3 2007 State Auto Financial Earnings Conference Call

Today’s call will include prepared remarks by our CEO, Bob Restrepo, after which we will open the lines for questions. Please note that our comments today may include forward-looking statements which, by their nature, involve a number of risk factors and uncertainties which may affect future financial performance. These risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are disclosed at the end of our press release as well as in our annual and quarterly filings with the Securities and Exchange Commission, to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures along with supplemental financial information was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stateauto.com, under the investors section as an attachment to the press release.

Now I will turn the call over to STFC’s Chairman, President, and CEO, Bob Restrepo.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Thank you, Terry, and good morning, everyone. As indicated in our press release, which we released earlier today, our third-quarter results were mixed. Relative to our own expectations, we saw some good news and some not-so-good news.

On the positive front, third-quarter premium production is holding up reasonably well. Premium growth was flat, but we’re holding our own in a very competitive market. For both personal and business insurance, new business is up, retention is stable. But personal insurance prices are flat, and business insurance pricing per exposure is down somewhat in the mid to high single digit range.

Our expense ratio also continues to be pressured by flat production but was helped this quarter by lower accruals for employee and agency bonus programs.

During the third quarter, we also took some significant capital management actions that included an increased cash dividend of 50% and a new stock repurchase program.

In addition, State Auto Mutual announced a pending affiliation with the Patrons Group in Connecticut, allowing us to enter four New England states. Pending regulatory approvals, we hope to close this transaction by the end of the year. The affiliation with Patrons once again demonstrates the benefits of our flexible corporate structure and provides, over time, shareholders with more scale, better spread of risk, and reduced volatility.

In fact, volatility is what has characterized our results over the last year or so. Last year was mostly good news. Our results in three of the four quarters beat consensus and our own expectations. We benefited from unusually good automobile and general liability results, and fairly benign weather, except in the second quarter when we experienced large catastrophe losses.

We also saw the benefits of reserve releases from prior accident years and redundant reserves from prior-quarter catastrophes. Coming into 2007, we did not plan or expect to see much, if any, of these benefits.

But we didn’t expect to see the unusual large workers’ compensation losses which affected our second-quarter results. And we also didn’t expect to see the significant non-catastrophe large property losses which affected our third-quarter results in both personal insurance and business insurance. Large loss activity in our commercial multiperil, other commercial property such as fire and allied lines, and homeowners far exceeded our run rate, our normal expectations, and the third quarter of last year. Pretax and net of reinsurance, large loss activity in these lines was just over $8 million higher in this quarter than the same quarter of last year.

The vast majority of these losses occurred in August and September and resulted from fire losses. We define a large loss as one that exceeds $100,000.

We have asked ourselves the same question for each segment. Has our underwriting changed? Are we being selected against? What impact, if any, has the economy, particularly here in the Midwest, had on these unexpected results? The answer to each of these questions is no or none.

As is our policy, we have evaluated each of these large losses from an underwriting, risk selection, and pricing standpoint. Virtually all of the accounts have been on our books for some time. The vast majority of these accounts we would have written again on the same terms and at the same price.

Thomson StreetEvents	www.streetevents.com	Contact Us	11

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Oct. 23. 2007 / 10:00AM ET, STFC - Q3 2007 State Auto Financial Earnings Conference Call

In addition, we have seen no incidence yet of the kind of fraud, arson, or poor housekeeping that often accompanies difficult economic times. It’s axiomatic in our business that a deteriorating economy produces accelerating loss activity, particularly in property and workers’ compensation. But we don’t see that as a driver, at least not now.

By and large, the economy looks okay in most of the states that we do business in. As evidence, we just wrapped up our 41st State Day meeting out in Utah. These State Days give us an opportunity to meet with all of our agents who represent us in the 29 states that we currently operate in. It also gives us an opportunity to visit and see firsthand what the local opportunities are and what the local economic trends are.

For the most part, the economy looks pretty good. There are a couple of exceptions, particularly in our home state of Ohio and neighboring states of Western Pennsylvania and Michigan. These areas are suffering, and we expect over time a flat or declining economy will affect our premium basis and potentially our loss ratio results.

Outside of the states, though, our agents remain bullish on the economy, but pressured by very competitive pricing and flat or declining revenues.

Based on our analysis of economic conditions and our review of account quality and pricing, we think the poor personal and commercial property results that we experienced in the third quarter are an aberration. Year-to-date, we remain reasonably pleased with our combined ratio results and the positive response we’re getting from our agents regarding the new products, systems, and services that we have been implementing throughout 2007.

Our CustomFit personal automobile product and netXpress personal insurance system are now implemented in 22 states. These states account for 89% of our personal automobile premium.

We have also begun implementing the next generation CustomFit product, which has over 300 pricing points. CustomFit now accounts for 17% of our standard personal automobile written premium.

Nonstandard personal auto production is up and continues to produce healthy underwriting profits. We are also expanding our specialty farm owner business into Texas by the end of this year, giving us a farm owners’ presence in 12 states.

We broadened our eligibility and coverage options in our business owner or BOP product; and we saw a healthy increase in new business, policy count, and premium production in the third quarter.

In addition, we completed the implementation of our new bizXpress technology in all states. BizXpress allows agents to rate, quote, and begin the commercial policy issuance process on a real-time basis. This is also a significant contributor to the increase in our BOP production. Next year, commercial automobile and workers’ compensation will also be supported by bizXpress, and we will begin developing support for our commercial multiperil product line.

Lastly, we continue to make excellent progress in integrating the Beacon Insurance Group, which we acquired earlier this year. As previously stated, we plan to bring Beacon into the pool sometime next year. We’re currently evaluating when we should make this change, and when we may make other potential pooling changes. We will make announcements regarding what, if any, changes we will make in 2008 next year following our Board meeting, which is scheduled for the first week in November.

With that Terry, I will turn it back over to you.

Terry Bowshier - State Auto Financial Corporation - Director IR

Thank you, Bob. At this point, Patrice, would you please open the lines for questions?

Thomson StreetEvents	www.streetevents.com	Contact Us	12

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Chuck Hamilton of FTN Midwest.

Chuck Hamilton - FTN Midwest Securities - Analyst

Good morning. Thank you. A quick question this morning. In looking at your loss ratio, I know you have attributed the significant increase in the non-cat loss ratio to your property lines. Was there anything significant about the casualty development year-over-year in prior-year losses?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Nothing significant, Chuck. Last year, as I mentioned, we had unusually good results in the casualty lines, much better than we expected and much better than we would reasonably expect given those lines.

We are still producing returns in both our automobile lines as well as our liability lines which are in excess of our financial return hurdle rates.

Chuck Hamilton - FTN Midwest Securities - Analyst

Okay, say you’re basically saying you had easier comps last year?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Yes.

Chuck Hamilton - FTN Midwest Securities - Analyst

Okay, all right. I’m sorry, I missed the explanation of the good operating expense ratio this quarter. What was the primary reason for 32.7%? Again, very healthy ratio compared to prior periods.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Lower accruals for bonus programs relating to our employees and our agents. And those accruals are lower because our loss ratio was higher in the quarter.

Chuck Hamilton - FTN Midwest Securities - Analyst

Okay, all right. Great, thank you very much.

Thomson StreetEvents	www.streetevents.com	Contact Us	13

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Operator

Mike Grasher of Piper Jaffray.

Mike Grasher - Piper Jaffray - Analyst

Thanks, just wanted to follow up on that, on the expense question, if there was anything else at all that was involved with that, or if it was just 100% accruals?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

That is pretty much 100% of the answer there.

Mike Grasher - Piper Jaffray - Analyst

Okay, thanks. Then, could you remind us again? You mentioned the Beacon coming into the pool. What is the premium size on that?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

It is about a $50 million net premium operation total. Of course, when we do bring it into the pool, 80% of the premiums, expenses, and losses will be included in STFC’s results.

Mike Grasher - Piper Jaffray - Analyst

Okay, very good. Then, Bob, just to go back to your — the conversation in terms of growing the business. In light of the softening market environment that we have, outside of acquisition what other levers might you have, or what else is on the table, in terms of planning and thinking about growing the business?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Probably the biggest opportunity we have outside of acquisitions, which we continue to think — given our acquisition profile, 50 to $200 million companies — we think that is a relatively speaking low-risk way of growing the business long term.

But outside of acquisitions, probably our biggest single opportunity is improving our sales management effectiveness. Our same-store sales, if you will, our premium, our average premium per agency is quite low.

Now, some of that is based on where we do business. We tend to have a more midwestern and more rural small-town agency plant than many of our competitors. The premium bases are smaller; and because of lower litigation, rates are also less. So all things being equal, we would expect to have a lower than average.

But our ranking within those agencies and our yield within those agencies could be improved. What we had to do first was build out the infrastructure, making sure that our field folks had good products and services and easy-to-do business systems.

But now that we are rolling those out in ‘07, and the transition should be largely complete in ‘08, our attention in ‘08 is going to start to focus more on improving our sales effectiveness and our yield per agent. We will talk more about that in 2008.

Thomson StreetEvents	www.streetevents.com	Contact Us	14

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Mike Grasher - Piper Jaffray - Analyst

Is this something you are addressing through these State Auto Days?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We are definitely addressing it. In State Auto Days we are just definitely addressing the products and the services that we are rolling out. We are also getting feedback from our agents about what we could do to improve our sales effectiveness.

When we go forward, we are going to be looking to make some changes in our leadership team to give us a better focus on what is required to increase our sales management effectiveness.

Mike Grasher - Piper Jaffray - Analyst

Okay. Then, a question for Terry. Were there any reserve releases? Or what was the development in the quarter?

Matt Mrozek - State Auto Financial Corporation - Corporate Actuary

This is Matt Mrozek. Outside of the catastrophes, quantifying the reserve releases from prior years is an annual exercise for us. So we don’t have that in total. We do have on the catastrophe side about $1.5 million in the third quarter of favorable development from prior years catastrophes.

Mike Grasher - Piper Jaffray - Analyst

Okay, that is helpful. Then, Bob, just a final question. The competition, where is it coming from? You mentioned the smaller premium size and that. Can you talk about is it the larger regional carriers, or is it larger carriers in general, or can you give us a little bit more?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

In commercial lines, the primary competition that we have seen is from the larger to medium-size regional companies. By larger to medium-size regional companies, I am talking about companies in the $600 million to $2.5 billion range.

A lot of them are mutual insurance companies, not necessarily public companies. A lot of them have 70% to 80% of their premium volume and certainly most of their growth over the last couple years in small to medium commercial lines.

As you know, we really don’t play much in the middle market. We have a growing presence in the middle market. We don’t play at all with large national accounts. So the competitors we see are looking for Main Street business or off-Main Street business accounts in the $10,000 to, let’s say, $100,000 or $200,000 range. Those are medium to larger commercial, or medium to larger regional companies.

In personal lines, the story is a little bit different. There it tends to be large companies, well-known companies, most of whom are publicly-traded stock companies, with one obvious (multiple speakers).

Thomson StreetEvents	www.streetevents.com	Contact Us	15

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Mike Grasher - Piper Jaffray - Analyst

Okay, then just to follow-up on that, the mutual companies themselves, what is it that they bring to the table? Or what is the competitive advantage that they have against you?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

They are definitely very aggressive pricewise. But a lot of these companies have also very easy-to-use technology. I think one of the false stories about large companies is that they have a technology advantage. We don’t see that. We see a lot of medium to larger regional companies that have excellent technology and make it very easy for their agents to do business with them.

That is probably their big calling card. It is ease of doing business both from a technology standpoint and very responsive service and very quick decision making.

Mike Grasher - Piper Jaffray - Analyst

That’s helpful. Thank you.

Operator

Beth Malone of KeyBanc.

Beth Malone - KeyBanc Capital Markets - Analyst

Thank you. Just, I’m pretty sure this is true. You don’t have any exposure to the California wildfires, do you?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

None.

Beth Malone - KeyBanc Capital Markets - Analyst

Okay, I didn’t think so. Could you just talk about — have you talked about reinsurance with your reinsurers? Do you have a sense of what the pricing looks like? Are you going to get a break there, do you think?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Well, Beth, we renewed our reinsurance treaties July 1. We are a little off cycle. Those treaties included our catastrophe treaty, our property per risk treaty, and our liability treaty. We definitely saw more favorable pricing terms and pretty much the same terms and conditions. But much more favorable pricing from a buyer’s standpoint this year than what we saw last year, particularly in property.

Beth Malone - KeyBanc Capital Markets - Analyst

Okay. Then on the acquisition front, what are you seeing in terms of pricing out there? Do you see any instance where the sellers are getting more reasonable in their expectations for pricing? Or do you see any hope that will improve in the near term?

Thomson StreetEvents	www.streetevents.com	Contact Us	16

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Well, we kind of have a limited view, Beth. We are not necessarily talking to everybody. We are looking specifically at people that have a problem that we can help solve.

So specifically, we are looking at smaller companies that tend to be under ratings pressure, not because they necessarily have poor underwriting fundamentals, but they have got a high cost structure or they’re overconcentrated.

In many cases, their high cost structure is because they are spending or ceding so much premium to buy reinsurance, to try to mitigate the downside from a financial strength rating agency standpoint.

So we are looking for people that have a problem, and we try to steer clear of auctions. We are not as involved in trying to outprice competitors when it comes to acquiring companies. We are trying to deal with companies on a one-on-one basis to the extent that we can.

So from a pricing standpoint, we really haven’t seen anything that we would consider unreasonable. Of course the most recent transaction that we announced, the pending transaction we have with Patrons, is not an acquisition. That is a mutual insurance company. We are affiliating, pending regulatory approvals. We obviously experience some transactional-related costs, but we are really just pooling the surplus of the two organizations.

Beth Malone - KeyBanc Capital Markets - Analyst

So — but I guess it sounds like — do you believe there is going to be more opportunities? Are there going to be more troubled companies out there that you can look at?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Absolutely. Our pipeline is full.

Beth Malone - KeyBanc Capital Markets - Analyst

Okay, all right. Thank you.

Operator

Blake Phillips of FPK CCW.

Blake Phillips - FPK CCW - Analyst

Good morning. I just have a quick question on the repurchase program. Are there any price levels or metrics you are looking at where you would get more aggressive with the repurchase?

Also, is there any specific time frame you would be looking to get this done within? Other than, I think, the two years that you have given yourself.

Thomson StreetEvents	www.streetevents.com	Contact Us	17

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

I’m glad you asked the question. I will ask Steve English to respond, because there are some constraints about how quickly and how much stock we can repurchase at any given moment. Steve?

Steve English - State Auto Financial Corporation - VP, CFO

Sure. In terms of the pricing and time frame, we really have no set guidelines. That is just going to depend on market conditions. It is also going to depend on whether or not we have alternative uses for the capital and where the share price is.

In terms of the restrictions that Bob spoke of, a couple things people should understand is, number one, the repurchase program is subject to certain SEC rules that limit the amount that we can buy on any particular day. It is based on your trading volume. Presently for us, that is about 20,000 shares we could buy from non-State Automobile Mutual shareholders.

The other issue that you should be aware of is that we will plan to observe consistent blackout dates in the program, as we observe with our employees in regards to their share purchase activity. Those blackout periods generally run beginning two weeks prior to the end of any quarter up until the day after we release earnings.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Steve, you may want to clarify, 20,000 shares per day.

Steve English - State Auto Financial Corporation - VP, CFO

Per day, yes.

Blake Phillips - FPK CCW - Analyst

That is just based on volume, I am assuming.

Steve English - State Auto Financial Corporation - VP, CFO

Correct.

Blake Phillips - FPK CCW - Analyst

Okay. Would guys be entertaining looking at blocks in addition to just open market purchases?

Steve English - State Auto Financial Corporation - VP, CFO

Yes, if the conditions were right, we would.

Blake Phillips - FPK CCW - Analyst

Okay, great. Thanks a lot.

Thomson StreetEvents	www.streetevents.com	Contact Us	18

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Operator

Meyer Shields of Stifel, Nicolaus.

Meyer Shields - Stifel Nicolaus - Analyst

Good morning, everybody. I guess, first question, can you give us the —? You talked about how your reinsurance costs had gone down a little bit. So I was wondering what the change in gross written premiums was for the quarter.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Meyer, as the result of reinsurance purchase?

Meyer Shields - Stifel Nicolaus - Analyst

Well, I’m saying taking out the lower cost of reinsurance. (multiple speakers)

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

It was — I will ask Matt to kind of give you a rough idea. But I am not sure it is terribly material. We have never been, as you know, a big purchaser of reinsurance; and the year-over-year pricing was flattish.

Matt Mrozek - State Auto Financial Corporation - Corporate Actuary

Down a bit (multiple speakers).

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Down a bit on property and liability.

Steve English - State Auto Financial Corporation - VP, CFO

Meyer, this is Steve English. We have typically not disclosed the actual dollar amounts of those. But the year-over-year change across all the programs was a net decrease, but it is not a material amount.

Meyer Shields - Stifel Nicolaus - Analyst

Okay, that’s fine. Can you give us an update in terms of your pricing actions in the quarter?

Thomson StreetEvents	www.streetevents.com	Contact Us	19

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Sure. Personal — well, let me turn you over to Matt here to talk about pricing actions.

Matt Mrozek - State Auto Financial Corporation - Corporate Actuary

All in all personal is relatively flat; still earning some small decreases from earlier this year and last.

Commercial lines, as Bob mentioned, down more in the single to mid single digit range, again on commercial business insurance.

Meyer Shields - Stifel Nicolaus - Analyst

Okay, so you are basically keeping in line with competition.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Yes, and as you know, Meyer, the competition for the smaller accounts is not quite as intense as for the larger accounts. So when you look at third-party polls like MarketScout and they are talking about 14% or 15% price declines, we are not seeing that. But our profile tends to be the smaller accounts where the discounting is less significant.

Meyer Shields - Stifel Nicolaus - Analyst

Right, that makes sense. I guess one last question if I can. Bob, when you were talking about the different growth strategies, you didn’t really mention anything about agency appointments. I’m trying to figure out if that was intentional or not.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

It is not intentional. We continue to make agency appointments. I think we have targeted roughly 60 this year. But our real big opportunity is to improve the yield in the 3,200 agents that we are currently doing business. That is our primary focus.

We would like to increase production with the folks we know as opposed to rapidly increasing appointments with people we don’t know as well.

Meyer Shields - Stifel Nicolaus - Analyst

Okay, perfect. Thanks so much.

Operator

Larry Greenberg of Langen McAlenney.

Larry Greenberg - Langen McAlenney - Analyst

Good morning. Thank you. Bob, from your comments on reserve development this year, is it a fair assumption that we should assume that through the first three quarters, reserve development is negligible either way?

Thomson StreetEvents	www.streetevents.com	Contact Us	20

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

You know, as we try to dig down to what accident year underwriting ratios are doing, can you give us some thoughts on how you view your accident year ratios this year versus last?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

What I can say, Larry, is that as you know until the end of the year we really don’t true up and give precise guidance about prior accident year releases. But I can say, as I alluded to, we came into this year not expecting a lot of help from prior accident years; and we are not getting it.

Larry Greenberg - Langen McAlenney - Analyst

Right.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

In terms of accident year trends versus calendar year trends, we will be in a better position at the end of the year to be clearer about that. But obviously, we as well as our competitors are experiencing some margin pressure.

Our loss trends are fairly benign from an accident — from a frequency severity and pure premium basis for both personal and [then] commercial lines. But obviously our pricing is down somewhat, as Matt said, and that is putting some pressure on our accident year results.

But they are very much in line — with the exception of the large property losses that we saw in the third quarter — very much in line with what we expected and very much in line with what we price for.

Larry Greenberg - Langen McAlenney - Analyst

Fair enough, thanks.

Operator

Heather Hunt of Citigroup.

Heather Hunt - Citigroup - Analyst

Thank you and good morning. I missed the first part of the call, so I just wondered if you could comment on the homeowners. It seems like you’re having continued challenges there. I was wondering if it is a function of higher cost to repair homes, as a result of the run-up in home prices. Maybe you see that in labor and inflation and in (technical difficulty).

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We have seen definitely over the past couple of years increases in labor and housing material coming out of what was a pretty strong housing market. Of course, that has all changed in the last quarter or two, but hasn’t really been reflected in our results yet.

But we account for that with our inflation guard. We increase property values to reflect increases in replacement costs. So we are pretty comfortable with our insurance-to-value and with our valuation methodologies overall.

Thomson StreetEvents	www.streetevents.com	Contact Us	21

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

The big change that we have seen this year is an increase in severity, primarily coming from these large losses.

Heather Hunt - Citigroup - Analyst

Do you think that — ? I mean, will you be adjusting pricing to deal with any of that? Do you see it in any particular pockets or regions, or are there any particular trends driving that change in severity?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

What we have seen are midwestern results, both from catastrophe-related wind and hail as well as just the fires that we have been having in the last — particularly in this past quarter. Definitely has produced a profit picture that we will have to see how it all works out.

But my guess is yes, there is definitely going to be more a need for more pricing in our homeowner line on our existing book of business, particularly in Midwestern states.

Heather Hunt - Citigroup - Analyst

How long do you think that will take to — so that when we model out earnings, is it maybe another two quarters of a little bit of pressure in this line?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

It takes — we look at every line in every state every year. So it takes about 12 month for us to both evaluate the loss trends and implement the pricing changes. Then of course, it takes a year for us to earnout whatever price change we make. So any time we make a pricing change, either positive or negative, it has got a lag effect of at least 18 months.

Heather Hunt - Citigroup - Analyst

Okay. So I guess bottom line, we will likely see a little bit more pressure in the next few quarters.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

I think that is that fair to assume, yes.

Heather Hunt - Citigroup - Analyst

Okay, thanks.

Operator

Paul Newsome of A.G. Edwards.

Thomson StreetEvents	www.streetevents.com	Contact Us	22

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Paul Newsome - A.G. Edwards - Analyst

Good morning. Thanks for the call. I was wondering if you could kind of square maybe the trade-offs or even the thought behind the buyback versus your optimistic outlook for M&A. There is obviously a natural conflict between where you put your capital. Does the rather — do you feel less rosy about the M&A situation given that your also buying act stock? Or (multiple speakers)?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

I will let Steve add some color, but we really evaluated our stock repurchase program in the context of our overall capital needs, both dividend capital and the kind of M&A opportunities that we saw going forward.

Paul, as I mentioned earlier, our M&A targets tend to be smaller companies where obviously we are not going to expend as much capital. We are also hopeful that a healthy mix of those M&A targets will be mutual companies, such as the one we just affiliated or plan to affiliate with in Connecticut. But I will ask Steve to add color.

Steve English - State Auto Financial Corporation - VP, CFO

Yes, Paul, obviously, we would love to find M&A to put that capital to work. I think we are recognizing, though, that M&A is not automatic. So we need other potential deployment of that capital, and we recognized that the public company has plenty of capital.

In terms of an added benefit, though, of the repurchase program, one of the things we are looking at — if you go back historically and look at the M&A, the conditions have warranted that a lot of that M&A has happened on the mutual side of the shop.

Obviously, Bob was mentioning mutual affiliations. But even in some of the stock purchase transactions, while I recognize it is not tax efficient to the mutual company, them participating in the program does shift capital back over to the mutual company for that M&A activity. So on the one hand, it may seem inconsistent; on the other hand, it is consistent.

Paul Newsome - A.G. Edwards - Analyst

Great, thank you very much.

Operator

Matt Rohrmann of KBW.

Matt Rohrmann - KBW - Analyst

Gentlemen, good morning. Two quick questions. One, Steve, what was the cost of the shares repurchased in the quarter?

Steve English - State Auto Financial Corporation - VP, CFO

$2.7 million.

Matt Rohrmann - KBW - Analyst

Great, thanks. Of the cat losses that you did have, were there any specific states where a larger portion of that came from?

Thomson StreetEvents	www.streetevents.com	Contact Us	23

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Steve English - State Auto Financial Corporation - VP, CFO

It principally was the upper Midwest — Minnesota, Wisconsin, and the Dakotas.

Matt Rohrmann - KBW - Analyst

Great, thanks very much, guys.

Operator

(OPERATOR INSTRUCTIONS) Mike Grasher, Piper Jaffray.

Mike Grasher - Piper Jaffray - Analyst

Just a couple of follow-ups for a number of questions. What was gross premiums written in the quarter?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We’re shuffling through paper here, Mike.

Mike Grasher - Piper Jaffray - Analyst

Okay. The other question would be statutory surplus.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We are still shuffling through paper.

Mike Grasher - Piper Jaffray - Analyst

Bob, while they are shuffling there, just a follow-up question in terms of the sort of differentiating yourselves. Is there anything in terms of product that you’re exploring that would be a new niche for you as we go forward?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Not right now, Mike. I will say from an M&A standpoint, we are looking for ways to reduce volatility and come up with diverse and new sources of earnings. That is eventually going to enable us or require us to look at more liability-oriented lines.

Thomson StreetEvents	www.streetevents.com	Contact Us	24

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

Next year, we plan to put our contractors. We haven’t been seeing any kind of growth in the construction market. That is not necessarily — we don’t want to have that as a huge target market for us; and the economy is down somewhat. But we have had over the years excellent experience in our construction book. And we are looking to add that on to our BOP policy. So that will help diversify our business into more liability lines next year.

We are also open to smaller excess and surplus acquisition opportunities, particularly companies with good, strong agency relationships, good underwriting fundamentals, and a proven truck record in managing their liability exposure as well.

I can’t guarantee that anything is going to happen, but we are open to that possibility. Because of the market, we see some E&S companies thinking this might be a good time to kind of exit or partner with a company such as us.

So again, the whole notion there is to look for ways to diversify our source of earnings and reduce our dependence on Midwest and property-oriented lines.

I think we have got the numbers for you in terms of surplus and gross written premiums.

Steve English - State Auto Financial Corporation - VP, CFO

Yes, the shuffling is over. Statutory surplus for the STFC subs was $885 million at 9/30. The direct written premiums for the quarter was $277 million.

Mike Grasher - Piper Jaffray - Analyst

Thank you for those numbers and the color, Bob.

Operator

At this time, we have no further questions.

Terry Bowshier - State Auto Financial Corporation - Director IR

Okay, thank you, Patrice. We want to thank you all for participating in our conference call and for your continued interest and support of State Auto Financial Corporation.

We look forward to speaking with you again on our fourth-quarter call, scheduled for February 14, 2008, if not before. Once again, thank you and have a great day.

Operator

This concludes today’s call. Thank you for participating. All parties may disconnect at this time.

Thomson StreetEvents	www.streetevents.com	Contact Us	25

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT
Jul. 24. 2007 / 10:00AM ET, STFC - Q2 2007 State Auto Financial Earnings Conference Call

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us	26

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.